EXHIBIT 99.1

          Yum! Brands Inc. Reports Strong Third-Quarter 2007
                EPS Growth of 20% or $0.50 Per Share;

        Raises Full-Year EPS Growth Forecast to 13% from 12%;
      Plans $4 Billion in Share Repurchases Over Next Two Years


    LOUISVILLE, Ky.--(BUSINESS WIRE)--Oct. 8, 2007--Yum! Brands Inc. (NYSE: YUM) today reported results for the third quarter ended
September 8, 2007.

    THIRD-QUARTER HIGHLIGHTS

    -- Worldwide system-same-store-sales growth of 4%, including 11% growth in mainland China, 7% growth in Yum! Restaurants
        International Division (YRI), and 1% growth in the U.S.

    -- Strong double-digit system-sales growth from mainland China, +33%, and YRI, +16%.

    --  Continued strong international restaurant unit growth:
        mainland China, +20%; YRI, +4%, the nineteenth consecutive quarter of at least 3% year-over-year YRI unit growth, our ongoing growth target.

    -- Strong worldwide operating-profit growth of +16% led by our international divisions: China, +28%, and YRI, +21%.

    -- Worldwide operating margin improved by 0.5 percentage point to 15.6%.

    -- Average diluted shares outstanding reduced by 2%, the thirteenth consecutive quarter with year-over-year share reduction as a result of substantial share buybacks. Over the past three years, the company's regular share-repurchase program has reduced share count by a net 12%.

    --  Favorable foreign currency conversion impact of about $0.02
        EPS.

    Note: All preceding comparisons are versus the same period a year ago unless noted.

    FULL-YEAR 2007 OUTLOOK

    We have raised our full-year EPS growth forecast to 13% from 12% based on the continued strong growth from our China and YRI divisions. The new full-year EPS forecast is $1.65 per share.

    CONSOLIDATED FINANCIAL HIGHLIGHTS

                            Third Quarter            Year To Date
                        ----------------------  ----------------------
                         2007   2006  % Change   2007   2006  % Change
                        ------ ------ --------  ------ ------ --------
Traditional Restaurants 32,858 32,146    +2     32,858 32,146    +2
System-Sales Growth      +9%    +5%      NM      +7%    +5%      NM
Reported EPS             $0.50  $0.42   +20      $1.24  $1.05   +18

    Note: Yum! has 34,917 restaurant locations around the world, which include 2,059 license units.

    David C. Novak, Chairman and CEO, said, "I am pleased that we were once again able to demonstrate the power of our global portfolio to generate consistent growth. Driven by outstanding operating performance in our international businesses, China and YRI, we were able to deliver 16% growth in operating profit and 20% EPS growth for the third quarter.

    "Strong unit expansion and same-store-sales growth led to system-sales growth well above our ongoing target for both our mainland China business and YRI. Our U.S. business performance improved versus the first half of the year; however, sales and profit growth remains below our target level due to results at Taco Bell. For the fourth quarter, we expect improved Taco Bell results, solid U.S. profit growth, and strong overall profit growth from the Yum! global portfolio. This would cap off a year of very strong operating performance by our company, especially given the challenge of heightened inflation pressure in several key markets. As a result of our confidence in our business, we are raising our full-year forecast for EPS growth from 12% to 13% or $1.65 per share.

    "Importantly, we believe the strong free cash flow generated by all three of our businesses enables us to increase our leverage while achieving our target of remaining an investment-grade company. As a result, we intend to increase our debt level in the near term and dramatically increase our already strong pace of share buybacks. We expect to increase shareholder value by investing up to $4 billion in share repurchases by the end of 2009. This will substantially reduce the number of shares outstanding, potentially by up to 20%, adding to the 12% reduction we have achieved during the past three years. This further showcases our financial strength in a year in which we doubled our quarterly dividend.

    "We expect this year will mark our sixth straight year of exceeding our +10% annual EPS growth target and look to continue to build on this track record in 2008 by executing against our four key strategies: (1) Building dominant restaurant brands in China; (2) Driving profitable international expansion at YRI; (3) Improving U.S. brand positioning and returns; and (4) Driving high ROIC and strong shareholder payout."

    CHINA DIVISION

                       Third Quarter               Year To Date
($ million,                        %                          %
 except                          Change                     Change
 restaurant                  --------------             --------------
 counts and                           Excl                       Excl
 percentages)    2007  2006  Reported  F/x  2007  2006  Reported  F/x
                 ----- ----- -------- ----- ----- ----- -------- -----
Key Financial
 Measures
System-Sales
 Growth                        +31     +23                +27     +21
 MAINLAND CHINA
  (MLC) ONLY                   +33     +26                +30     +24
Same-Store-Sales
 Growth MLC ONLY                NA     +11                 NA     +9
Company Sales     581   445    +30     +24  1,351 1,066   +27     +21
Restaurant
 Margin %        23.2  23.7   (0.5)   (0.5) 21.5  21.6   (0.1)   (0.1)
Operating Profit  135   105    +28     +20   276   220    +25     +19
----------------------------------------------------------------------

----------------------------------------------------------------------
Key Development
 Metrics for
 MAINLAND CHINA
 ONLY
Total YUM
 Restaurants     2,347 1,962   +20     NA   2,347 1,962   +20     NA
  KFC            1,995 1,695   +18     NA   1,995 1,695   +18     NA
  Pizza Hut
   Casual Dining  298   228    +31     NA    298   228    +31     NA
  Pizza Hut Home
   Service        43    33     +30     NA    43    33     +30     NA
----------------------------------------------------------------------

    For the third quarter and year to date, China Division results were driven by strong system-sales growth from continued development of our brands in terms of both unit expansion and same-store-sales growth in mainland China. Our mainland China business generated +26% growth of system sales for the third quarter and 24% year to date, both in local currency terms.

    Operating profit for China Division increased 28% in the third quarter, led by 29% growth in mainland China, including the favorable impact of foreign currency conversion for both measures. Strong top-line growth as noted above was the key factor. Restaurant margin declined slightly in the third quarter and year to date due to increased levels of inflation for key food ingredients and labor costs in mainland China. We expect these inflation factors to be more significant for the fourth quarter, resulting in up to a two-percentage-point decline in restaurant margin versus last year for the fourth quarter.

    YUM! RESTAURANTS INTERNATIONAL DIVISION (YRI)

                    Third Quarter                 Year To Date
($ million,                      %                            %
 except                        Change                       Change
 restaurant                --------------               --------------
 counts and                         Excl                         Excl
 percentages) 2007   2006  Reported  F/x   2007   2006  Reported  F/x
             ------ ------ -------- ----- ------ ------ -------- -----
Key Financial
 Measures
System-Sales
 Growth                      +16     +11                  +15     +10
Franchise &
 License Fees 137    119     +15     +9    380    337     +13     +9
Franchisee
 Sales       2,393  2,187     +9     +5   6,764  6,284     +8     +5
Company Sales 603    399     +51     +44  1,737  1,139    +53     +46
Operating
 Margin %     17.2   20.2   (3.0)   (3.2)  16.4   19.5   (3.1)   (3.1)
Operating
 Profit       127    105     +21     +14   347    288     +21     +16
----------------------------------------------------------------------

----------------------------------------------------------------------
Key Financial Measures Excluding Impact from Pizza Hut U.K.
 Acquisition (September 2006)
Company Sales                 +6    Even                   +7     +1
Operating
 Profit                      +17     +10                  +19     +15
----------------------------------------------------------------------

----------------------------------------------------------------------
Key Development
 Metrics
Traditional
 Restaurants 11,993 11,551    +4     NA   11,993 11,551    +4     NA
 KFC         6,760  6,410     +5     NA   6,760  6,410     +5     NA
 Pizza Hut   4,753  4,673     +2     NA   4,753  4,673     +2     NA
Franchise
 Restaurants 9,732  9,167     +6     NA   9,732  9,167     +6     NA
----------------------------------------------------------------------

    System-sales increased 11% for the third quarter in local currency terms, another outstanding performance for the division. In particular, the KFC brand performed very well with system-sales growth of 15% in local currency terms led by strong performances around the globe. Overall for YRI, system-same-store-sales growth was +7%. Importantly, we are continuing to add new KFC and Pizza Hut restaurants around the world primarily through franchise development. YRI opened 193 new traditional restaurants during the third quarter 2007 and 515 year to date, of which 92% were opened by franchisees. For the full-year 2007, YRI is expected to break the previous record set in 2003 by opening over 850 new restaurants.

    Third-quarter operating profit for YRI increased +21% including the positive impact of foreign currency translation. Restaurant margin declined slightly primarily due to the inclusion of Pizza Hut U.K. as a company-owned business this year. Excluding the impact of the acquisition of Pizza Hut U.K., restaurant and operating margins would have increased by 0.7 and 1.4 percentage points respectively.

    UNITED STATES BUSINESS

                              Third Quarter          Year To Date
($ million, except
 restaurant counts
and percentages)          2007   2006  % Change  2007   2006  % Change
                         ------ ------ -------- ------ ------ --------
Key Financial Measures
Blended Same-Store-Sales
 Growth %
  Company                 (1)    (2)      NM     (3)    Even     NM
  System                   +1    (2)      NM     (1)     +1      NM
Franchisee Sales         3,215  3,048     +5    9,244  8,927     +4
Company Sales            1,059  1,145    (8)    3,170  3,515    (10)
Franchise & License Fees  165    155      +6     472    454      +4
Restaurant Margin %       13.0   14.1   (1.1)    13.9   15.1   (1.2)
Operating Profit          187    183      +1     543    565     (4)
Operating Margin %        15.2   14.2    +1.0    14.9   14.2    +0.7
----------------------------------------------------------------------

----------------------------------------------------------------------
Key Development Metrics
Total Traditional
 Restaurants             17,999 18,120   (1)    17,999 18,120   (1)
System Multibrand
 Restaurants             3,565  3,277     +9    3,565  3,277     +9
Franchise Restaurants    14,029 13,662    +3    14,029 13,662    +3
----------------------------------------------------------------------

    In the third quarter, system-same-store sales, which includes franchisees' sales, grew by 1% versus prior year as growth in franchise performance offset a 1% decline for company restaurants. The primary driver of the 1% decline in company same-store sales was a decline of 6% at Taco Bell.

    For the third quarter, franchise sales and fees grew primarily as a result of the expansion of our franchise-restaurant base due to the sale of 479 company-owned restaurants to franchisees (refranchising) over the past four quarters. In the third quarter, 71 U.S. restaurants were refranchised, resulting in a shift of revenues from Company Sales to Franchise Fees. Company sales decreased by 8% in the third quarter, primarily due to refranchising; commensurately, franchise fees grew by 6%.

    Third-quarter operating profit increased 1% primarily due to lower G&A expense. Restaurant margin for company restaurants declined primarily due to higher commodity costs ($16 million) and wage rates partially offset by increase in average guest check, which includes menu price increase.

    For the full year 2007, we expect U.S. system-same-store sales and operating profit to be essentially even with last year.

    U.S. REFRANCHISE PLAN UPDATE

    Our current three-year U.S. refranchising plan, through 2008, is to sell approximately 1,500 company restaurants to franchisees, which will increase U.S. franchise ownership to approximately 83% of the system from 78% today. This will reduce the number of U.S. company-owned restaurants from 4,686, at the start of this program in 2006, to approximately 3,200 by year-end 2008, a reduction of more than 30% in restaurant count. This is a result of our regular review of company operations and our "Earn the Right to Own" principle.

    Since the beginning of 2006, a total of 670 company-owned U.S. restaurants were sold to franchisees, including 218 U.S. restaurants year to date in 2007.

    FREE CASH FLOW USAGE UPDATE

    For 2007, we expect to again return over $1 billion to shareholders through both significant share buybacks and dividends. This would be the third consecutive year that we have returned more than 100% of the company's net income to our shareholders. As announced December 5, 2006, we doubled our quarterly dividend beginning with the second-quarter 2007 payment. During the third quarter 2007, we purchased 10.6 million shares at an average purchase price of $32.61, or a total of $344 million. For the year through October 5, 2007, we have purchased 29.7 million shares at an average purchase price of $31.80, or a total of $943 million.

    NEW SHARE-REPURCHASE AUTHORIZATION

    The company's board of directors today authorized the repurchase of up to an additional $1.25 billion of the company's outstanding common stock under our share-repurchase program, either in the open market or through privately negotiated transactions, over a period of 12 months. In March 2007, the board authorized repurchases up to $500 million of the company's stock. As of October 5, 2007, we had approximately $25 million remaining under the March 2007 share-repurchase authorization.

    This authorization is part of the company's overall plan to substantially increase the amount of share buybacks over the next two years, buying back a total of up to $4 billion of the company's outstanding common stock, reducing our share count further, by as much as 20%. We expect this two-year share-repurchase program will be funded by a combination of the company's ongoing free cash flow, additional debt and refranchising proceeds. The completion of this plan will depend on the company's cash flows, credit rating, proceeds from our refranchising efforts and availability of other investment opportunities, among other factors.

    FOREIGN CURRENCY IMPACTS

(operating profit $ million)                           2007
Division                                    Third Quarter Year To Date
                                            --------------------------
YRI                                              +7           +13
China                                            +8           +13
----------------------------------------------------------------------

    FULL-YEAR 2007 UPDATE

    --  EPS growth of at least 13% or $1.65 per share.

    -- Yum! Brands fourth-quarter operating profit growth is expected to be in the range of 8% to 10%; however, due to lapping a record low Q4 2006 quarterly tax rate of 17.1%, we expect the fourth-quarter 2007 EPS growth to be negative.

    -- China Division's operating-profit growth is expected to be over 20%, driven by higher-than-expected revenue growth offset by higher commodity and labor costs.

    --  YRI Division's operating-profit growth is expected to exceed
        15%.

    -- U.S. operating profit is expected to be even with the prior year, with better results during the second half of 2007.

    YUM! ONGOING EARNINGS GROWTH MODEL

    -- China Division operating-profit growth of 20%. This growth is driven largely by new-unit development in mainland China. Our key metric for mainland China is system-sales growth with an annual target of +20% driven by at least 375 new-restaurant openings.

    -- YRI Division operating-profit growth of 10%. This growth is driven mainly by new-unit development, measured by system-sales growth of at least 5% (at least 3% unit growth and 2% to 3% same-store-sales growth) including 750 new-restaurant openings.

    -- U.S. operating-profit growth of 5% with same-store-sales growth of +2% to +3% and leverage of the G&A infrastructure.

    -- EPS growth of at least 10%. This assumes operating profit performance from our three lines of business as previously noted with additional benefit from reduction in shares outstanding due to substantial share buybacks.

    For the updated version of our detailed full-year 2007 guidance table, please refer online to http://investors.yum.com/phoenix.zhtml?c=117941&p=irol-newsEarnings.

   2007 Third-Quarter End Dates        2007 Fourth-Quarter End Dates
----------------------------------   ---------------------------------
International Division   8/13/2007   International Division  12/3/2007
China Division           8/31/2007   China Division         12/31/2007
U.S. Business             9/8/2007   U.S. Business          12/29/2007
----------------------------------   ---------------------------------

    CONFERENCE CALL

    Yum! Brands Inc. will host a conference call to review the company's financial performance and strategies at 9:15 a.m. ET
Tuesday, October 9, 2007.

    For U.S. callers, the number is 877/815-2029. For international callers, the number is 706/645-9271.

    The call will be available for playback beginning at noon Eastern Time Tuesday, October 9, through 5 p.m. Friday, October 19. To access the playback, dial 800/642-1687 in the United States and 706/645-9291 internationally. The playback pass code is 12027445.

    The call and the playback can be accessed via the Internet by visiting Yum! Brands' Web site, www.yum.com, and selecting
"3rd-Quarter Earnings Webcast."

    For your added convenience . . . A podcast will be available within 24 hours of the end of the call at www.yum.com/investors.

    ADDITIONAL INFORMATION ONLINE

    The updated version of our detailed full-year 2007 guidance table is available online at http://investors.yum.com/phoenix.zhtml?c=117941&p=irol-newsEarnings.

    Third-quarter restaurant-count details, definitions of terms, and segment-results reconciliation are available online at http://investors.yum.com/phoenix.zhtml?c=117941&p=irol-newsEarnings.

    This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These "forward-looking" statements reflect management's current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands' financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

    Yum! Brands Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system restaurants with over 34,000 restaurants, which includes over 2,000 licensed restaurants, in more than 100 countries and territories. Four of the company's restaurant brands -- KFC, Pizza Hut, Taco Bell and Long John Silver's -- are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver's brands. The company and its franchisees today operate over 3,500 multibrand restaurants. Outside the United States in 2006, the Yum! Brands' system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past four years, the company has been recognized as one of Fortune Magazine's "Top 50 Employers for Minorities." It also has been recognized as one of the "Top 50 Employers for Women" by Fortune, one of the "40 Best Companies for Diversity" by Black Enterprise Magazine for the past three years, one of Black Enterprise Magazine's "30 Hottest Franchises for 2006," one of the "Corporate 100 Companies Providing Opportunities for Hispanics" by Hispanic Magazine, one of the "Top 50 Corporations for Supplier Diversity" by Hispanic Trends Magazine and by BusinessWeek as one of the "Top 15 Companies for In-Kind Corporate Philanthropy."

Analysts are invited to contact
      Tim Jerzyk, Senior Vice President, Investor Relations/Treasurer,
       at 502/874-8006
      Quan Nghe, Director Investor Relations, at 502/874-8918
Members of the media are invited to contact
      Amy Sherwood, Vice President Public Relations, at 502/874-8200


                          Yum! Brands, Inc.
                   Consolidated Summary of Results
           (amounts in millions, except per share amounts)
                             (unaudited)

                      Quarter      % Change   Year to date    % Change
                   --------------            ---------------
                   9/8/07  9/9/06   B/(W)    9/8/07   9/9/06   B/(W)
                   ------  ------  --------  ------  -------  --------
Company sales      $2,243  $1,989        13  $6,258  $ 5,720         9
Franchise and
 license fees         321     289        11     896      825         9
                   ------  ------            ------  -------
Total revenues      2,564   2,278        13   7,154    6,545         9
                   ------  ------            ------  -------

Costs and expenses
   Food and paper     700     606      (16)   1,924    1,746      (10)
   Payroll and
    employee
    benefits          544     492      (11)   1,585    1,461       (9)
   Occupancy and
    other
    operating
    expenses          646     570      (13)   1,798    1,607      (12)
                   ------  ------            ------  -------
Company restaurant
 expenses           1,890   1,668      (13)   5,307    4,814      (10)
General and
 administrative
 expenses             281     271       (4)     830      789       (5)
Franchise and
 license expenses      12       7      (84)      30       24      (26)
Closures and
 impairment
 (income) expenses    (1)       1        NM      12       25        NM
Refranchising
 (gain) loss           --       4        NM     (5)      (7)        NM
Other (income)
 expense             (19)    (17)        13    (47)     (33)        42
                   ------  ------            ------  -------
Total costs and
 expenses           2,163   1,934      (12)   6,127    5,612       (9)
                   ------  ------            ------  -------
Operating profit      401     344        16   1,027      933        10
Interest expense,
 net                   38      34      (12)     112      105       (7)
                   ------  ------            ------  -------
Income before
 income taxes         363     310        17     915      828        10
Income tax
 provision             93      80      (15)     237      236        --
                   ------  ------            ------  -------
Net income         $  270  $  230        17  $  678  $   592        15
                   ======  ======            ======  =======

Effective tax rate  25.5%   25.8%             25.9%    28.5%
------------------ ======  ======            ======  =======

Basic EPS Data
------------------
  EPS              $ 0.52  $ 0.43        20  $ 1.28  $  1.09        18
                   ======  ======            ======  =======
  Average shares
   outstanding        523     537         3     528      544         3
                   ======  ======            ======  =======

Diluted EPS Data
------------------
  EPS              $ 0.50  $ 0.42        20  $ 1.24  $  1.05        18
                   ======  ======            ======  =======
  Average shares
   outstanding        541     555         2     546      563         3
                   ======  ======            ======  =======

Dividends declared
 per common share  $   --  $   --            $ 0.15  $0.1325
                   ======  ======            ======  =======

See accompanying notes.


                          Yum! Brands, Inc.
                   CHINA DIVISION Operating Results
                        (amounts in millions)
                             (unaudited)

                   Quarter      % Change    Year to date    % Change
               ---------------             ---------------
                9/8/07  9/9/06    B/(W)     9/8/07  9/9/06    B/(W)
               ------- ------- ----------- ------- ------- -----------

Company sales  $   581 $   445          30 $ 1,351 $ 1,066          27
Franchise and
 license fees       19      15          35      44      34          31
               ------- -------             ------- -------
 Revenues          600     460          31   1,395   1,100          27
               ------- -------             ------- -------

Company
 restaurants
 Food and paper    209     156        (34)     485     378        (28)
 Payroll and
  employee
  benefits          68      51        (34)     172     133        (29)
 Occupancy and
  other
  operating
  expenses         170     133        (27)     404     325        (24)
               ------- -------             ------- -------
                   447     340        (31)   1,061     836        (27)
General and
 administrative
 expenses           35      30        (24)      90      71        (29)
Franchise and
 license
 expenses           --      --          NM      --      --          NM
Closures and
 impairment
 expenses            2      --          NM       4       2          NM
Other (income)
 expense          (19)    (15)          21    (36)    (29)          24
               ------- -------             ------- -------
                   465     355        (31)   1,119     880        (27)
               ------- -------             ------- -------
Operating
 profit        $   135 $   105          28 $   276 $   220          25
               ======= =======             ======= =======

Company sales   100.0%  100.0%              100.0%  100.0%
Food and paper    36.0    35.0 (1.0) ppts.    35.9    35.4 (0.5) ppts.
Payroll and
 employee
 benefits         11.7    11.4 (0.3) ppts.    12.7    12.5 (0.2) ppts.
Occupancy and
 other
 operating
 expenses         29.1    29.9   0.8 ppts.    29.9    30.5   0.6 ppts.
               ------- -------             ------- -------
Restaurant
 margin          23.2%   23.7% (0.5) ppts.   21.5%   21.6% (0.1) ppts.
               ======= =======             ======= =======

See accompanying notes.

China Division includes mainland China, Thailand and KFC Taiwan


                          Yum! Brands, Inc.
               INTERNATIONAL DIVISION Operating Results
                        (amounts in millions)
                             (unaudited)

                   Quarter      % Change    Year to date    % Change
               ---------------             ---------------
                9/8/07  9/9/06    B/(W)     9/8/07  9/9/06    B/(W)
               ------- ------- ----------- ------- ------- -----------

Company sales  $   603 $   399          51 $ 1,737 $ 1,139          53
Franchise and
 license fees      137     119          15     380     337          13
               ------- -------             ------- -------
 Revenues          740     518          43   2,117   1,476          43
               ------- -------             ------- -------

Company
 restaurants
 Food and paper    180     131        (37)     518     377        (37)
 Payroll and
  employee
  benefits         155      95        (63)     452     273        (65)
 Occupancy and
other
  operating
  expenses         188     118        (58)     546     342        (60)
               ------- -------             ------- -------
                   523     344        (52)   1,516     992        (53)
General and
 administrative
 expenses           84      65        (26)     239     187        (28)
Franchise and
 license
 expenses            5       3        (72)      11       9        (20)
Closures and
 impairment
 expenses            1       1          NM       8       8          NM
Other (income)
 expense            --      --          NM     (4)     (8)        (50)
               ------- -------             ------- -------
                   613     413        (48)   1,770   1,188        (49)
               ------- -------             ------- -------
Operating
 profit        $   127 $   105          21 $   347 $   288          21
               ======= =======             ======= =======

Company sales   100.0%  100.0%              100.0%  100.0%
Food and paper    29.9    33.0   3.1 ppts.    29.8    33.2   3.4 ppts.
Payroll and
 employee
 benefits         25.7    23.8 (1.9) ppts.    26.0    24.0 (2.0) ppts.
Occupancy and
 other
 operating
 expenses         31.2    29.8 (1.4) ppts.    31.5    30.0 (1.5) ppts.
               ------- -------             ------- -------
Restaurant
 margin          13.2%   13.4% (0.2) ppts.   12.7%   12.8% (0.1) ppts.
               ======= =======             ======= =======

Operating
 margin          17.2%   20.2% (3.0) ppts.   16.4%   19.5% (3.1) ppts.
               ======= =======             ======= =======

See accompanying notes. As discussed further at note (e), Company sales increased $179 million and $516 million, restaurant profit increased $20 million and $53 million, franchise fees decreased $5 million and $17 million and general and administrative expenses increased $10 million and $29 million compared to the quarter and year to date ended September 9, 2006, respectively, due to the ownership structure change of the Pizza Hut United Kingdom business.


                          Yum! Brands, Inc.
                   UNITED STATES Operating Results
                        (amounts in millions)
                             (unaudited)

                   Quarter      % Change    Year to date    % Change
               ---------------             ---------------
                9/8/07  9/9/06    B/(W)     9/8/07  9/9/06    B/(W)
               ------- ------- ----------- ------- ------- -----------

Company sales  $ 1,059 $ 1,145         (8) $ 3,170 $ 3,515        (10)
Franchise and
 license fees      165     155           6     472     454           4
               ------- -------             ------- -------
 Revenues        1,224   1,300         (6)   3,642   3,969         (8)
               ------- -------             ------- -------

Company
 restaurants
 Food and paper    311     319           2     921     991           7
 Payroll and
  employee
  benefits         321     346           7     961   1,055           9
 Occupancy and
  other
  operating
  expenses         288     319          10     848     940          10
               ------- -------             ------- -------
                   920     984           6   2,730   2,986           9
General and
 administrative
 expenses          114     129          13     353     380           7
Franchise and
 license
 expenses            7       4        (92)      19      15        (29)
Closures and
 impairment
 (income)
 expenses          (4)      --          NM      --      15          NM
Other (income)
 expense            --      --          NM     (3)       8          NM
               ------- -------             ------- -------
                 1,037   1,117           7   3,099   3,404           9
               ------- -------             ------- -------
Operating
 profit        $   187 $   183           1 $   543 $   565         (4)
               ======= =======             ======= =======

Company sales   100.0%  100.0%              100.0%  100.0%
Food and paper    29.4    27.8 (1.6) ppts.    29.0    28.2 (0.8) ppts.
Payroll and
 employee
 benefits         30.4    30.2 (0.2) ppts.    30.3    30.0 (0.3) ppts.
Occupancy and
 other
 operating
 expenses         27.2    27.9   0.7 ppts.    26.8    26.7 (0.1) ppts.
               ------- -------             ------- -------
Restaurant
 margin          13.0%   14.1% (1.1) ppts.   13.9%   15.1% (1.2) ppts.
               ======= =======             ======= =======

Operating
 margin          15.2%   14.2%   1.0 ppts.   14.9%   14.2%   0.7 ppts.
               ======= =======             ======= =======

See accompanying notes.


                          Yum! Brands, Inc.
                Condensed Consolidated Balance Sheets
                        (amounts in millions)
                                                 (unaudited)
                                                 -----------
                                                   9/8/07     12/30/06
                                                 -----------  --------
ASSETS
Current Assets
Cash and cash equivalents                             $  507    $  319
Accounts and notes receivable, less allowance:
 $22 in 2007 and $18 in 2006                             250       220
Inventories                                               96        93
Prepaid expenses and other current assets                139       138
Deferred income taxes                                     97        57
Advertising cooperative assets, restricted                76        74
                                                 -----------  --------
 Total Current Assets                                  1,165       901
Property, plant and equipment, net of
 accumulated depreciation and amortization of
 $3,261 in 2007 and $3,146 in 2006                     3,600     3,631
Goodwill                                                 675       662
Intangible assets, net                                   336       347
Investments in unconsolidated affiliates                 140       138
Other assets                                             388       369
Deferred income taxes                                    294       305
                                                 -----------  --------
 Total Assets                                         $6,598    $6,353
                                                 ===========  ========

 LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities        $1,400    $1,386
Income taxes payable                                      99        37
Short-term borrowings                                    291       227
Advertising cooperative liabilities                       76        74
                                                 -----------  --------
 Total Current Liabilities                             1,866     1,724

Long-term debt                                         2,124     2,045
Other liabilities and deferred credits                 1,186     1,147
                                                 -----------  --------
 Total Liabilities                                     5,176     4,916
                                                 -----------  --------

Shareholders' Equity
Preferred stock, no par value, zero shares and
 250 shares authorized in 2007 and 2006,
respectively; no shares issued                            --        --
Common stock, no par value, 750 shares
 authorized; 512 shares and 530 shares issued in
 2007 and 2006, respectively                              --        --
Retained earnings                                      1,541     1,593
Accumulated other comprehensive loss                   (119)     (156)
                                                 -----------  --------
 Total Shareholders' Equity                            1,422     1,437
                                                 -----------  --------
 Total Liabilities and Shareholders' Equity           $6,598    $6,353
                                                 ===========  ========

See accompanying notes.

                          Yum! Brands, Inc.
           Condensed Consolidated Statements of Cash Flows
                        (amounts in millions)
                             (unaudited)

                                                         Year to date
                                                        --------------
                                                        9/8/07  9/9/06
                                                        ------  ------
Cash Flows - Operating Activities
Net income                                              $  678  $  592
Depreciation and amortization                              362     319
Closures and impairment expenses                            12      25
Refranchising (gain) loss                                  (5)     (7)
Contributions to defined benefit pension plans              --    (41)
Deferred income taxes                                     (32)    (47)
Equity income from investments in unconsolidated
 affiliates                                               (40)    (37)
Distributions of income received from unconsolidated
 affiliates                                                 28      26
Excess tax benefit from share-based compensation          (40)    (40)
Share-based compensation expense                            43      46
Changes in accounts and notes receivable                  (19)      22
Changes in inventories                                     (1)       7
Changes in prepaid expenses and other current assets         4    (10)
Changes in accounts payable and other current
 liabilities                                                39    (31)
Changes in income taxes payable                             82      69
Other non-cash charges and credits, net                     58     114
                                                        ------  ------
Net Cash Provided by Operating Activities                1,169   1,007
                                                        ------  ------

Cash Flows - Investing Activities
Capital spending                                         (391)   (323)
Proceeds from refranchising of restaurants                  83      96
Acquisition of restaurants from franchisees                 --    (11)
Short-term investments                                       5    (79)
Sales of property, plant and equipment                      42      33
Other, net                                                   5    (16)
                                                        ------  ------
Net Cash Used in Investing Activities                    (256)   (300)
                                                        ------  ------

Cash Flows - Financing Activities
Proceeds from long-term debt                                --     300
Repayments of long-term debt                              (11)   (207)
Revolving credit facilities, three months or less, net 315 (26) Short-term borrowings by original maturity
 More than three months - proceeds                           1     164
 More than three months - payments                       (184)     (2)
 Three months or less, net                                 (3)      --
Repurchase shares of common stock                        (774)   (853)
Excess tax benefit from share-based compensation            40      40
Employee stock option proceeds                              78      93
Dividends paid on common shares                          (196)   (104)
Other, net                                                  --     (2)
                                                        ------  ------
Net Cash Used in Financing Activities                    (734)   (597)
                                                        ------  ------
Effect of Exchange Rate on Cash and Cash Equivalents         9       3
                                                        ------  ------
Net Increase in Cash and Cash Equivalents                  188     113
Cash and Cash Equivalents - Beginning of Period            319     158
                                                        ------  ------
Cash and Cash Equivalents - End of Period               $  507  $  271
                                                        ======  ======

See accompanying notes.

Notes to the Consolidated Summary of Results, Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Cash Flows
        (amounts in millions, except per share amounts)
                           (unaudited)

(a) Percentages may not recompute due to rounding.

(b) Amounts presented as of and for the quarter and year to date ended September 8, 2007 are preliminary.

(c) On May 17, 2007, the Company announced that its Board of Directors approved a two-for-one split of the Company's outstanding shares of Common Stock. The stock split was effected in the form of a stock dividend and entitled each shareholder of record at the close of business on June 1, 2007 to receive one additional share for every outstanding share of Common Stock held. The stock dividend was distributed on June 26, 2007, with approximately 261 million shares of Common Stock distributed. All per share and share amounts in the accompanying Consolidated Summary of Results and Condensed Consolidated Balance Sheets have been adjusted to reflect the stock split.

(d) Other (income) expense primarily includes equity income from our investments in unconsolidated affiliates in our China and International Divisions. In the quarter ended March 24, 2007, other (income) expense also included recognition of income of $5 million associated with receipt of payment for a note receivable arising from the 2005 sale of our fifty percent interest in the entity that operated almost all KFCs and Pizza Huts in Poland and the Czech Republic to our then partner in the entity. In the quarter ended March 25, 2006, other (income) expense also included an $8 million charge associated with the termination of a beverage agreement in the United States segment.

(e) During the fourth quarter of 2006, we completed the acquisition of the remaining fifty percent ownership interest of our Pizza Hut United Kingdom ("PHUK") unconsolidated affiliate. This unconsolidated affiliate owned over 500 restaurants in the United Kingdom. Prior to this acquisition, we accounted for our interest under the equity method. In 2007, our financial statements are presented consolidating the PHUK's results of operations and cash flows. As a result of this acquisition, company sales increased $179 million and $516 million, restaurant profit increased $20 million and $53 million, franchise fees decreased $5 million and $17 million and general and administrative expenses increased $10 million and $29 million compared to the quarter and year to date ended September 9, 2006, respectively. The impacts on operating profit and net income were not significant.

MULTIMEDIA AVAILABLE:
http://www.businesswire.com/cgi-bin/mmg.cgi?eid=5511518

    CONTACT: Yum! Brands, Inc.
             Analysts:
             Tim Jerzyk, 502-874-8006
             Senior Vice President, Investor Relations/Treasurer or
             Quan Nghe, 502-874-8918
             Director Investor Relations
             or
             Media:
             Amy Sherwood, 502-874-8200
             Vice President Public Relations